UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a‑12
PHILLIPS EDISON GROCERY CENTER REIT I, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☐    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

Phillips Edison Grocery Center REIT I
ACTION IS NEEDED ON YOUR INVESTMENT
PLEASE VOTE NOW
Recently, we sent you proxy materials regarding the Annual Meeting of Stockholders of Phillips Edison Grocery Center REIT I that is scheduled for September 20, 2017. The Company’s records indicate that we have not received your voting instructions. We urge you to vote as soon as possible in order to allow the Company’s to obtain the necessary number of votes required to hold the meeting as scheduled.
Voting is easy and will only take a few minutes of your time.

There are three easy ways for you to vote:

Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before September 20, 2017.

Call 1-855-835-8312 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy analyst.
                 OR
If you have your proxy materials, call 1-800-690-6903 and follow the touch-tone prompts to vote.

To speak with a live agent and vote please call:
1- 855-835-8312
Your vote is important no matter the size of your investment. Please vote promptly.
Interested in paperless statements? Phillips Edison has recently upgraded their investor communications portal, through which you can receive electronic copies of your statements and tax documents, in addition to other important items, such as the proxy. You can enroll in this feature by visiting www.phillipsedison.com, selecting the fund you are invested in, and establishing an account through our upgraded ‘Login’ portal. Please call us at 1-888-518-8073 with any questions.

Broadridge Solicitation Script

Phillips Edison Grocery Center REIT I
Meeting Date: September 20, 2017
Toll Free Number: 855-835-8312

Inbound Greeting:
Thank you for calling the Broadridge Proxy Services Center for Phillips Edison Grocery Center REIT I. My name is <Agent Name>, how may I assist you today?

General Outbound Greeting:
Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of your investment with Phillips Edison Grocery Center REIT I to confirm you have received the proxy materials for our ANNUAL MEETING OF STOCKHOLDERS scheduled for September 20, 2017. Have you received the proxy materials?

Near Meeting Date Outbound Greeting:
Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of your investment with Phillips Edison Grocery Center REIT I to confirm you have received the proxy materials for our ANNUAL MEETING OF STOCKHOLDERS scheduled for September 20, 2017. Have you received the proxy materials?

Adjournment Outbound Greeting:
Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of your current investment with Phillips Edison Grocery Center REIT I. [As we are still obtaining the necessary votes], the ANNUAL MEETING OF STOCKHOLDERS has been adjourned to <date/time>. Have you received the proxy materials?

Voting:
The board of directors recommends a vote “FOR” the proposal to elect the directors and approve the transaction.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, withhold, against> vote for the proposals.
And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.
Thank you. You will receive a confirmation of your voting instructions within five days. If you have any questions, please contact us, toll free, at 855-835-8312.

Broadridge Solicitation Script continued
If you are interested in receiving your statements online, you can enroll in this feature by visiting www.phillipsedison.com. There, click on the “Investors” tab, then select “Investor Login” and follow the instructions from there.

Mr./Ms. <Stockholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:
Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be mailed:
I can send the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:
The board of directors recommends you vote “FOR” the proposals. Would you like to vote along with the recommendations of the board for all your accounts?

If they don’t want proposals reviewed:
Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the stockholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-737-3178.

If Not Interested:
I’m sorry for the inconvenience. Please be aware that as a stockholder, your vote is very important. If you have a proxy ballot please fill it out and return it at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy material.

If you are interested in receiving your statements online, you can enroll in this feature by visiting www.phillipsedison.com. There, click on the “Investors” tab, then select “Investor Login” and follow the instructions from there.

Thank you again for your time today, and have a wonderful day/evening.
ANSWERING MACHINE MESSAGE:
Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Phillips Edison Grocery Center REIT I. You should have received the proxy material electronically or in the mail concerning the Annual Meeting of Stockholders to be held on September 20, 2017.

Your vote is very important. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-835-8312 and a proxy voting specialist will assist you. Specialists are available

Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.

If you are interested in receiving your statements online, you can enroll in this feature by visiting www.phillipsedison.com. There, click on the “Investors” tab, then select “Investor Login” and follow the instructions from there.
INBOUND - CLOSED RECORDING:
Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:
Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other stockholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:
Thank you for calling the Broadridge Proxy Services Center. The Stockholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly.
If you are interested in receiving your statements online, you can enroll in this feature by visiting www.phillipsedison.com. There, click on the “Investors” tab, then select “Investor Login” and follow the instructions from there.
Thank you and have a nice day.

End Broadridge Solicitation Script

Phillips Edison Grocery Center REIT I, Inc.
Script for Stockholder Call/ProxyLite Message

Hi, this is Mark Addy, President and Chief Operating Officer of Phillips Edison Grocery Center REIT I.

I’m calling because we [still] have not received your vote for our annual meeting of stockholders that will be held on September 20, 2017.

We are voting on the election of five directors, the acquisition of Phillips Edison Limited Partnership, and other important matters.

You can vote by pressing 1 now, or at any point during this call, to be connected with a proxy specialist.

If you do not want to vote now, please call 855-835-8312 to vote your shares at another time, or use the instructions in the proxy mailing you received that shows you how to easily vote by mail, over the phone, or online.

Regardless of the number of shares that you own your vote is extremely important, and by voting today, you save the company the expense of contacting you again.

Thank you for your time, and most importantly, thank you for your vote!

If you are interested in receiving your statements online, you can enroll in this feature by visiting www.phillipsedison.com. There, click on the “Investors” tab, then select “Investor Login” and follow the instructions from there.

Phillips Edison Grocery Center REIT I, Inc.
Proxy Statement Script/Talking Points and FAQ’s

What was mailed to shareholders?
Phillips Edison Grocery Center REIT I, Inc. (“PECO I”), filed its definitive proxy statement with the SEC on July 5, 2017, which was mailed to all of our shareholders, beginning on July 14, 2017.

The document includes detailed information about a number of items which the Company will be asking shareholders to vote on at the upcoming annual meeting of stockholders on September 20, 2017.

What are shareholders voting on?
The shareholders will vote on the following:

(i)	The election of five directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify;

(ii)
A proposal to approve the recently proposed transaction (the “PELP Transaction”) where PECO I will acquire certain real estate assets, the third-party asset management business and certain other assets of our sponsor and the parent company of our external advisor and property manager, Phillips Edison Limited Partnership (“PELP”); and

(iii)
The adjournment of the annual meeting, if necessary, as determined by the Chair of the annual meeting, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

How does the Company recommend the shareholders vote?
The Phillips Edison Grocery Center REIT I Board of Directors recommends you vote “FOR” all the proposals.

How can shareholders cast their vote?
The Company encourages all shareholders to vote via proxy by completing, signing, dating and mailing the proxy card in the pre-addressed postage-paid envelope that was mailed to them.

Alternatively, they can authorize their proxy by one of the other methods specified in the mailing, including casting their vote online or on the telephone.

Shareholders can call 1-855-835-8312 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy analyst and cast their vote.

If a shareholder doesn’t have their proxy materials, how can they vote?
They can vote by calling 1-855-835-8312 Monday through Friday, 9:00am to 10:00pm, Eastern Time.

If a shareholder only owns a small number of shares, should they still vote?
No matter the size of investment, every vote is very important.

What are the benefits of the PELP Transaction?
The PELP Transaction will create an internally-managed, non-traded grocery-anchored shopping center REIT with an expected total enterprise value of approximately $4.0 billion.

The resulting enterprise will own a high-quality, nationally-diversified portfolio of 230 grocery-anchored shopping centers in 32 states that is well positioned to drive sustained growth and create enhanced value for all stockholders.

Operational and financial benefits of the PELP Transaction include:

Maintains Grocery Focus. The combined real estate portfolio will be focused on grocery-anchored shopping centers with an emphasis on necessity-based retailers, which are likely to be more internet and recession resilient.

Improved Earnings. The PELP Transaction is expected to be accretive to funds from operations (FFO), as defined by the National Association of Real Estate Investment Trusts.

Dividends and Dividend Coverage. Future monthly distributions for PECO I are expected to remain unchanged following the transaction. PECO I estimates that pro forma FFO would have fully covered distributions for the three months ended March 31, 2017.

Strengthened Balance Sheet. The post-closing combined enterprise is expected to have an improved capital position on a total debt/EBITDA basis, which positions the company well for attractive future financing opportunities.

Better Alignment of Management. An internalized management structure creates better alignment with stockholders. Management will be PECO I’s largest equity owner, owning over 19 million operating partnership units and shares of common stock, with a long-term view of stockholder value and will be subject to traditional and customary lock-ups.

Improved Geographic and Tenant Diversity. The post-closing combined enterprise will own a high-quality portfolio of 230 grocery-anchored shopping centers comprising approximately 25.5 million square feet in established trade areas located in 32 states and will benefit from greater geographic, grocery anchor and tenant diversification.

Superior Financial Strength and Flexibility. With enhanced size and scale, the combined enterprise will have additional access to capital, which can be used to support strategic investments to drive future growth opportunities.

Liquidity Opportunities. Given its enhanced size, scale, improved financials and internalized management structure, the combined enterprise is better positioned to capitalize on capital market opportunities, including certain potential liquidity alternatives.

Who is up for election to the Board of Directors?
Shareholders will vote on the re-election of all five members of our Board of Directors. Those elected will serve as directors until the 2018 annual meeting and until their successors are duly elected and qualified.

The Board of Directors has nominated the following for re-election directors:

•	Jeffrey S. Edison: Mr. Edison has served as Chair or Co-Chair of the PECO I Board of Directors and Chief Executive Officer since 2009. He is a co-founder of Phillips Edison & Company.

•	Stephen R. Quazzo: Director since 2013. Mr. Quazzo is a co-founder and CEO of Pearlmark Real Estate, L.L.C. and a seasoned institutional real estate professional.

•	Leslie T. Chao: Director since 2010. Mr. Chao retired as Chief Executive Officer of Chelsea Property Group, a subsidiary of Simon Property Group, Inc. (NYSE: SPG), in 2008.

•
Gregory S. Wood: Director since 2016. Mr. Wood has been Executive Vice President & Chief Financial Officer of EnergySolutions, Inc., a leading services provider to the nuclear industry, since June 2012.

•
Paul J. Massey, Jr.: Director since 2010. Mr. Massey, along with his partner, founded Massey Knakal Realty Services, which became New York City’s largest investment property sales brokerage firm, of which Mr. Massey served as Chief Executive Officer.

Where can more information be found?
The Company encourages all investors and advisors to read the proxy statement in its entirety before voting, including the annexes included in the proxy statement and the section entitled “Risk Factors” beginning on page 14, as well as certain information about the directors up for re-election beginning on page 29.

Additional information can be found on the Phillips Edison Grocery Center REIT I website at www.grocerycenterreit1.com

Who can I contact at Phillips Edison for more information?
Michael Koehler
Director of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com